EXHIBIT 99.10
Caliber Company Contact:
Glen M. Marder
(410) 843-1050


                  CALIBER LEARNING NETWORK, INC. CONCLUDES SALE
                       OF SUBSTANTIALLY ALL OF ITS ASSETS


BALTIMORE, MD (October 26, 2001) - Caliber Learning Network, Inc. today announced that following the U.S. Bankruptcy Court's recent approval, Caliber's sale of substantially all of its assets to Sylvan Learning Systems, Inc. (NASDAQ: SLVN) had been completed.

Caliber assets sold to Sylvan include client relationships, intellectual property, software, and some equipment. The purchase price was $750,000.

Sylvan Ventures Chairman and CEO Chris Hoehn-Saric said Sylvan Learning Systems intends to re-sell the Caliber assets to iLearning, Inc., one of its education technology companies in which Sylvan's investment arm, Sylvan Ventures, has made an investment.

"This was a cost-effective way to acquire assets which we believe will be useful to iLearning," Hoehn-Saric said. "iLearning has been successful at providing corporate e-learning solutions, and is rapidly approaching profitability. We believe the Caliber technology and client base will help iLearning achieve that goal even faster."

"We  are  pleased  with  the  Court's   decision  and  the   completion  of  the
transaction," stated Caliber CEO Glen Marder. "We believe this is the best possible outcome for all of our constituents."

Safe harbor language: This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.

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